UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 4, 2005

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1095 Avenue of the Americas New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 395-2121

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Attached as an exhibit hereto is a letter agreement, dated as of March 4, 2005, which effects an amendment of the Agreement and Plan of Merger, dated as of February 14, 2005, among Verizon Communications Inc., Eli Acquisition, LLC and MCI, Inc., pursuant to which Verizon has agreed to acquire MCI.

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Verizon Communications Inc. (Verizon) intends to file a registration statement, including a proxy statement of MCI, Inc. (MCI), and other materials with the Securities and Exchange Commission (SEC) in connection with the proposed transaction. We urge investors to read these documents when they become available because they will contain important information. Investors will be able to obtain free copies of the registration statement and proxy statement, as well as other filed documents containing information about Verizon and MCI, at www.sec.gov, the SEC’s website. Investors may also obtain free copies of these documents at www.verizon.com/investor, or by request to Verizon Communications Inc., Investor Relations, 1095 Avenue of the Americas, 36th Floor, New York, NY 10036. Free copies of MCI’s filings are available at www.mci.com/about/investor_relations, or by request to MCI, Inc., Investor Relations, 22001 Loudoun County Parkway, Ashburn, VA 20147.

Verizon, MCI, and their respective directors, executive officers, and other employees may be deemed to be participants in the solicitation of proxies from MCI shareholders with respect to the proposed transaction. Information about Verizon’s directors and executive officers is available in Verizon’s proxy statement for its 2004 annual meeting of shareholders, dated March 15, 2004. Information about MCI’s directors and executive officers is available in MCI’s annual report on Form 10-K for the year ended December 31, 2003. Additional information about the interests of potential participants will be included in the registration statement and proxy statement and other materials filed with the SEC.

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Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
2.1	Letter Agreement, dated as of March 4, 2005, to the Agreement and Plan of Merger dated as of February 14, 2005 among Verizon, Eli Acquisition, LLC and MCI

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verizon Communications Inc.

Date: March 9, 2005	By:	/s/ Marianne Drost
	Name:	Marianne Drost
	Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary